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                                     EXHIBIT 5.1

                                    [LETTERHEAD]

                                   April 14, 1997

DeCrane Aircraft Holdings, Inc.
155 Montrose West Avenue
Suite 210
Copley, Ohio, 44321

    Re:       DeCrane Aircraft Holdings, Inc.
              Registration Statement on Form S-1 (No. 333-19939)

Gentlemen:

    You have requested our opinion as counsel for DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Offering"), in accordance with the Company's Registration Statement on Form S-1 No. 333-19939, as amended (the "Registration Statement").

    In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the Offering; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders; due adoption of resolutions by the Company's Board of Directors approving the offer and sale of the shares, the public offering price and underwriters' discount and commissions and the execution, delivery and performance of the Underwriting Agreement; and the receipt by the Company of full and valid consideration for the Shares.

    Based on the foregoing, it is our opinion that, when issued, the Shares will be legally issued, fully paid and non-assessable.

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DeCrane Aircraft Holdings, Inc.
April 14, 1997
Page 2

    This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without our written consent; however, we hereby consent to the filing of this opinion as an exhibit to, and the references to this firm contained in, the Registration Statement.

                        Respectfully submitted,



                             SPOLIN & SILVERMAN